UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

NUVVE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40296	86-1617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 230

San Diego, California 92106

(Address of principal executive offices, including zip code)

(619) 456-5161

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 14, 2025, Nuvve Holding Corp. (the “Company”) entered into the First Amendment to Securities Purchase Agreement (the “Amendment”), which amends the Securities Purchase Agreement, dated October 31, 2024 (the “Purchase Agreement”), by and among the Company and the buyers named therein. The Amendment amends the Purchase Agreement to extend the Stockholder Meeting Deadline to February 3, 2025. “Stockholder Meeting Deadline” means the date by which the Company shall obtain stockholder approval to issue an aggregate number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), under the Purchase Agreement (including the promissory notes and warrants issued thereunder) in excess of 19.99% of the outstanding Common Stock.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Securities Purchase Agreement, dated as of January 14, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVVE HOLDING CORP.

Dated: January 15, 2025
	By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer

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